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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 11, 2004 relating to the consolidated financial statements and financial statement schedules of American International Group, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.

                                    /s/ PricewaterhouseCoopers LLP
                                    -----------------------------------------
                                    PricewaterhouseCoopers LLP


                                    New York, New York
                                    March 22, 2004